Exhibit 10.3

NEW PEAK GROUP (岗岭集团)

2016 SHARE INCENTIVE PLAN

1.                                      Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.                                      Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)                                 “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)                                 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate and securities laws of Hong Kong, the Code, the rules of any applicable stock exchange or national market system, and the laws, regulations and rules of any jurisdiction applicable to Awards granted to residents or employees therein.

(c)                                  “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)                                 “Award” means the grant of an Option, SAR, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(e)                                  “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)                                   “Board” means the Board of Directors of the Company.

(g)                                  “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; or (iv) any other similar Cause as provided in the Applicable Laws; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs. Notwithstanding the foregoing, if the Grantee is party to an employment contract with a Related Entity of the Company that is a PRC entity or a PRC labor agent of such PRC entity, then “Cause” shall have the meaning as described in Article 39 of the PRC Employment Contract Law (including its amendments from time to time).

(h)                                 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(i)                                     “Committee” means any committee composed of members of the Board or other persons appointed by the Board to administer the Plan.

(j)                                    “Company” means New Peak Group (岗岭集团), an exempted company incorporated with limited liability under the laws of the Cayman Islands, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(k)                                 “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)                                     “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Share Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(m)                             “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)                               the complete liquidation or dissolution of the Company;

(iv)                              any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)                                 acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(n)                                 “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(o)                                 “Director” means a member of the Board or the board of directors of any Related Entity.

(p)                                 “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means, subject to the Applicable Laws, that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than one hundred twenty (120) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q)                                 “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                                   “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)                                     If the Ordinary Shares are listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, The Nasdaq Global Select Market, the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Ordinary Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Ordinary Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such recognized securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of an Ordinary Share shall be the mean between the high bid and low asked prices for the Ordinary Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)                               In the absence of an established market for the Ordinary Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(t)                                    “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan or a Holding Company, as the context may require.

(u)                                 “Holding Company” means an investment holding company wholly owned and beneficially by an Employee, Director or Consultant which holds an Award originally issued to such Employee, Director or Consultant under the Plan.

(v)                                 “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(w)                               “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)                                 “Non-Qualified Share Option” means an Option not intended to qualify as an Incentive Stock Option.

(y)                                 “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)                                  “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(aa)                          “Ordinary Share” means a Class C Ordinary Share of the Company.

(bb)                          “Original Plan” means the Company’s ESOP Policies adopted on December 2, 2013, and August 1, 2014.

(cc)                            “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)                          “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee)                            “Plan” means this 2016 Share Incentive Plan.

(ff)                              “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(gg)                            “PRC” means People’s Republic of China (for the purpose of this Plan, excluding Taiwan and the special administrative regions of Hong Kong and Macau).

(hh)                          “PRC Resident Grantee” means a Grantee that is a resident of the PRC.

(ii)                                  “PRC Related Entity” means any Subsidiary or Related Entity of the Company established in the PRC.

(jj)                                “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the New York Stock Exchange or the Nasdaq Global Market or the listing approval from the Listing Committee of The Stock Exchange of Hong Kong Limited (“Hong Kong Stock Exchange”) having been obtained for listing of the Ordinary Shares on the Hong Kong Stock Exchange, or a sale or listing substantially equivalent to the foregoing on another internationally recognized stock exchange of (A) the Ordinary Shares or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Ordinary Shares; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, on the New York Stock Exchange or the Nasdaq Global Market or the listing approval from the Listing Committee of The Stock Exchange of the Hong Kong Stock Exchange having been obtained for listing of the same class of securities on the Hong Kong Stock Exchange, or a sale or listing substantially equivalent to the foregoing on another stock exchange, on or prior to the date of consummation of such Corporate Transaction.

(kk)                          “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly (whether through the ownership of voting securities, by contract or otherwise).

(ll)                                  “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(mm)                  “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(nn)                          “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(oo)                          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(pp)                          “SAFE Rules” means the regulations and rules issued by SAFE from time to time, including the Notice of the State Administration of Foreign Exchange on Issues concerning the Foreign Exchange Administration of Domestic Individuals’ Participation in Equity Incentive Plans of Overseas Listed Companies (Hui Fa [2012] No. 7, 国家外汇管理局关于境内个人参与境外上市公司股权激励计划外汇管理有关问题的通知).

(qq)                          “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(rr)                                “Share” means an Ordinary Share of the Company.

(ss)                              “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                      Shares Subject to the Plan.

(a)                                 Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 8,000,000 Shares. SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the net number of actual Shares issued to the Grantee upon exercise of the SAR. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Ordinary Shares.

(b)                                 Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expired (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of the New York Stock Exchange, the Nasdaq Global Market or other established stock exchange or national market system on which the Ordinary Shares are traded and Applicable Laws, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award, shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4.                                      Administration of the Plan.

(a)                                 Plan Administrator.

(i)                                     Administration with Respect to Directors and Officers. Prior to the Registration Date, with respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. On and after the Registration Date, with respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)                                  Administration With Respect to Consultants or Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)                               Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)                              Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)                                 Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)                                     to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)                                  to determine whether and to what extent Awards are granted hereunder;

(iii)                               to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)                              to approve forms of Award Agreements for use under the Plan;

(v)                                 to determine the terms and conditions of any Award granted hereunder;

(vi)                              to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii)                           to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Share Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the reduction of the base appreciation amount of any SAR awarded under the Plan shall not be subject to shareholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Share, or other Award or for cash, in each case, shall not be subject to shareholder approval;

(viii)                        to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)                              to grant Awards to current or former Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(x)                                 to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)                                  Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.                                      Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.                                      Terms and Conditions of Awards.

(a)                  Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Shares or Restricted Share Units, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)                  Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Share Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the US$100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The US$100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)                   Award Agreement. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be evidenced by an Award Agreement in the form approved by the Administrator and executed on behalf of the Company and, if required by the Administrator, executed by the recipient of such Award. The Administrator may authorize any officer of the Company (other than the particular Grantee) to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan. Notwithstanding the foregoing, unless the Board otherwise expressly provides a different vesting schedule, subject to Continuous Service by the applicable Grantee, each Option granted to such Grantee shall vest as to 25% of the Shares on the first anniversary date after the grant, with the remaining 75% to vest in equal portions yearly over the next three anniversary dates; provided, however, that, if any vesting date as provided above is prior to the Registration Date (or a later date after this Plan is registered with relevant governmental authorities if required under Applicable Laws), at the sole discretion of the Administrator, such vesting date shall be postponed until the Registration Date (or a later date after this Plan is registered with relevant governmental authorities if required under Applicable Laws).

(d)                                 Performance Criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

(e)                                  Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(f)                                   Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g)                                  Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)                                 Individual Limitations on Awards.

(i)                                Individual Limit for Options and SARs. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year may be determined by the Board annually or, if no such determination is made, no cap shall be applicable. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the share appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Shares) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)                             Individual Limit for Restricted Share and Restricted Share Units. For Awards of Restricted Share and Restricted Share Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year may be determined by the Board annually or, if no such determination is made, no cap shall be applicable.

(iii)                          Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)                                     Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)                                    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)                                 Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution. During the lifetime of the Grantee, such other Awards shall be transferable, to the extent permitted by Applicable Laws and in each case approved by the Administrator, so long as such transfer would not cause any such other Award to fail to be exempt from registration under the Securities Act or any other United States state law of similar effect, to (a) a Holding Company of such Grantee, (b) an Employee of the Company or Related Entity or (c) by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

If the Grantee transfers an Award to a Holding Company, the Grantee and the Holding Company shall enter into an agreement with the Company, which shall provide, among other things, the following: (i) the Holding Company shall agree to be bound by the Plan and the relevant provisions in the Award Agreement; and (ii) neither the Holding Company nor the Grantee shall permit any direct or indirect transfer of equity interests in the Holding Company.

(l)                                Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7.                                      Award Exercise or Purchase Price, Consideration and Taxes.

(a)                            Exercise or Purchase Price. Subject to Section 7(b) below, the exercise or purchase price, if any, for an Award shall be as follows:

(i)                                     In the case of an Incentive Stock Option:

(A)                          granted to an Employee who, at the time of the grant of such Incentive Stock Option owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)                          granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)                                  In the case of a Non-Qualified Share Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)                               In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)                              In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred (100%) of the Fair Market Value per Share on the date of grant.

(v)                                 In the case of other Awards, such price as is determined by the Administrator.

(vi)                              Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)                                 Consideration. Subject to the Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)                                     cash;

(ii)                                  check;

(iii)                               surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)                              with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)                                 payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)                              any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)                                  Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any national, provincial or local income and employment tax or any other taxes, duty or levies withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

(d)                                 PRC Taxes. As for the Grantees who are subject to PRC taxation obligations, in accordance with The Circular On Individual Income Taxes Payable Arising From Share Option Incomes, Issued by the Ministry of Finance and the State Tax Administration (Cai Shui [2005] No.35, 财政部、国家税务总局关于个人股票期权所得征收个人所得税问题的通知) and related tax laws and regulations, the PRC Related Entities, as the party with the obligation to withhold the individual income taxes on behalf of such Grantees, shall withhold the individual income taxes in accordance with tax laws. This Section 7(d) is subject to all the other provisions of this Section 7.

8.                                      Exercise of Award.

(a)                                 Procedure for Exercise; Rights as a Shareholder.

(i)                                     Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)                                  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person or entity entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)                                 Exercise of Award Following Termination of Continuous Service.

(i)                                     General. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. Notwithstanding the foregoing, with respect to a Grantee who is a PRC Resident Grantee, if, upon the termination of such Grantee’s Continuous Service, a portion of such Grantee’s Award was unvested as a result of postponement as provided in Section 6(c), above, then, at the sole discretion of the Administrator, such portion may remain outstanding until the Registration Date (or a later date after this Plan is registered with relevant governmental authorities if required under Applicable Laws), but in any event no later than the expiration date of the Award, and such unvested portion shall remain exercisable for one (1) month after such portion becomes vested, but in any event no later than the expiration date of the Award. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Share Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(ii)                                  Termination for Cause. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of the Grantee’s Continuous Service.

(iii)                               Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within six (6) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Share Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate. Notwithstanding the foregoing, with respect to a Grantee who is a PRC Resident Grantee, if, upon the termination of such Grantee’s Continuous Service, a portion of such Grantee’s Award was unvested as a result of postponement as provided in Section 6(c), above, then, at the sole discretion of the Administrator, such portion may remain outstanding until the Registration Date (or a later date after this Plan is registered with relevant governmental authorities if required under Applicable Laws), but in any event no later than the expiration date of the Award, and such unvested portion shall remain exercisable for one (1) month after such portion becomes vested, but in any event no later than the expiration date of the Award.

(iv)                              Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the six (6) month period following the Grantee’ s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within six (6) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate. Notwithstanding the foregoing, with respect to a Grantee who is a PRC Resident Grantee, if, upon the termination of such Grantee’s Continuous Service, a portion of such Grantee’s Award was unvested as a result of postponement as provided in Section 6(c), above, then, at the sole discretion of the Administrator, such portion may remain outstanding until the Registration Date (or a later date after this Plan is registered with relevant governmental authorities if required under Applicable Laws), but in any event no later than the expiration date of the Award, and such unvested portion shall remain exercisable for one (1) month after such portion becomes vested, but in any event no later than the expiration date of the Award.

9.                                      Conditions Upon Issuance of Shares.

(a)                                 Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 As a condition to the exercise of an Award, the Company may require the person or entity exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.                               Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or shares, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator shall also, in its discretion, make adjustments in connection with the events described in (i)-(iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.                               Corporate Transactions.

(a)                            Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)                            Acceleration of Award Upon Corporate Transaction.  The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Awards

(c)                             Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the US$100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

(d)                            Measures adopted upon Corporate Transaction.  Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Grantee, if the Administrator anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Administrator may provide for the following measures: (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Grantee the right to exercise the vested portion of such Awards during a period of time as the Administrator shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained by the Grantee upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained by the Grantee upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Administrator or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

12.                               Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board or to the extent necessary to comply with Applicable Laws its approval by the shareholders of the Company. It shall continue in effect for a term of fifteen (15) years unless sooner terminated. Subject to Section 17 below and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.                               Amendment, Suspension or Termination of the Plan.

(a)                                 The Board may at any time amend, suspend or terminate the Plan; the Administrator may amend the Plan only to the extent permitted under this Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)                                 No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)                                  No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.                               Reservation of Shares.

(a)                                 The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)                                 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.                               No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.                               No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended or any retirement plan or scheme under the Applicable Laws.

17.                               Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under the Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Share Options.

18.                          Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Registration Date or such earlier time that the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. Following the Registration Date or such earlier time that the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, the Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of US$1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of Shares available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

19.                          Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20.                               Governing Law. This Plan, the Awards, all documents evidencing the Awards and all other related documents shall be governed by, and construed in accordance with, the laws of Hong Kong.

21.                               Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

22.                               Disclaimer with Respect to PRC Resident Grantees. PRC Resident Grantees may be required to (i) file or register with, individually or collectively, as the case may be, the State Administration of Foreign Exchange (“SAFE”) and any other governmental authorities having jurisdiction over the PRC Resident Grantee before the PRC Resident Grantee can lawfully own the Shares, and (ii) secure approval from SAFE according to the SAFE Rules before the PRC Resident Grantee can purchase foreign exchange with Renminbi, unless the PRC Resident Grantee otherwise legally owns foreign exchange for the exercise of the PRC Resident Grantee’s Option to purchase the Shares, and such filing or approval is not always attainable, and if the PRC Resident Grantee fails to secure filing with or approval from the PRC authorities, the PRC Resident Grantee may have difficulties either to remit foreign exchange to the Company to exercise the PRC Resident Grantee’s Option to purchase the Shares or to receive proceeds/to convert the proceeds into Renminbi when the PRC Resident Grantee sells shares issued pursuant to the Option. Failure to comply with these rules may also result in sanctions under the PRC foreign exchange regulations. It is the PRC Resident Grantee’s duty to ensure full compliance with these PRC regulations at the PRC Resident Grantee’s own expense and the Company assumes no responsibility to seek proper filing or approval on the PRC Resident Grantee’s behalf prior to the initial public offering of the Company. Individual PRC Resident Grantees may have all the foreign exchange related issues handled by a domestic agency selected by a PRC Related Entity of the Company. The domestic agency may be a PRC Related Entity of the Company, a legal-entity trade union of a PRC Related Entity or a financial institution (such as a trust investment company) with the qualifications of asset custody; however, individual PRC Resident Grantees shall undertake all the agency fees thereof. The PRC Resident Grantees shall indemnify the Company and any of its Subsidiaries or Related Entities in the event that any such Grantees are penalized by SAFE as a result of such PRC Resident Grantee’s failure to comply with any SAFE Rules.

23.                               Termination of Original Plan. The Original Plan shall cease to be effective upon the effective date of the Plan. The Awards granted and outstanding under the Original Plan and the evidencing original Award Agreements shall survive the termination of the Original Plans and remain effective and binding under the Plan, subject to any amendment and modification to the original Award Agreements that the Administrator, in its sole discretion, shall determine.